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                                                                EXHIBIT 4.10(a)

                   AMENDMENT TO CREDIT AND SECURITY AGREEMENT
                         Dated as of September 19, 1995


RECITALS

                  CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), are the parties to that certain Credit and Security Agreement dated as of April 14, 1995 (the "Credit Agreement").

                  Borrower has entered into an agreement with Norwest Bank Minnesota N.A. ("Norwest Bank") pursuant to which Norwest Bank has agreed to purchase certain foreign currency for Borrower's account (the "Foreign Exchange Account").

                  Prior to purchasing any foreign currency for Borrower's account, Norwest Bank requires that Borrower provide a reimbursement mechanism to ensure that Norwest Bank is compensated for such expenditures.

                  Borrower has requested that Lender amend the Credit Agreement to provide that Advances under the Credit Agreement may be made directly from Lender to Norwest Bank to cover sums owed to Norwest Bank by Borrower related to the Foreign Exchange Account when a shortfall occurs in funds available in Borrower's account with Norwest Bank Arizona N.A.

                  Lender has agreed to amend the Credit Agreement to assist Borrower in complying with the Norwest Bank requirements for the establishment of the Foreign Exchange Account.

                  Now, therefore, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby amended, the parties agree as follows:

AGREEMENTS

                  1. Accuracy of the Recitals. The parties hereby acknowledge the accuracy of the Recitals.

                  2. Capitalized Terms. Capitalized terms not specifically defined herein shall have the meanings set forth in the Credit Agreement, which are incorporated herein by this reference.

                  3. Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:
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                           (a) Any and all sums paid by Lender to Norwest Bank
in any way related to the Foreign Exchange Account shall for all purposes be considered "Advances" under the Credit Facility, and shall be evidenced by and repayable with interest in accordance with the Note.

                           (b) The "Borrowing Base" is reduced by Twenty-Five
Thousand and no/100 Dollars ($25,000.00) (or such other sum as is deemed appropriate by Lender in its sole discretion to cover Borrower's Foreign Exchange Account activity) notwithstanding whether it is calculated pursuant to clause (i) or clause (ii) as set forth on page 2 of the Credit Agreement.

                           (c) Notwithstanding anything to the contrary, until
such time as Lender receives written notice from Norwest Bank that the Foreign Exchange Account has been terminated, Borrower irrevocably authorizes Lender to make Advances directly to Norwest Bank, on behalf of Borrower, without notice to Borrower.

                  4. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the Foreign Exchange Account, and no prior negotiations or understandings with respect to the same, whether written or oral, shall be of any further force or effect, all such other prior negotiations and understandings having been superseded in their entirety by this Amendment.

                  5. Effect of Amendment. Except as specifically set forth herein, the Credit Agreement shall continue in full force and effect, and is in all respects ratified, approved and confirmed.

                                        CRAGAR INDUSTRIES, INC., a Delaware
                                           corporation




                                        By    /s/  Michael L. Hartzmark
                                          --------------------------------------

                                           Its      President/CEO
                                              ----------------------------------


                                        NORWEST BUSINESS CREDIT, INC., a
                                           Minnesota corporation




                                        By     /s/  Scott O. Schryver
                                          --------------------------------------

                                           Its       Vice President
                                              ----------------------------------



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